Exhibit 10.25

FORM OF

FIRST HAWAIIAN, INC.
2016 NON-EMPLOYEE DIRECTOR PLAN

FORM OF
RESTRICTED STOCK UNIT AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS

This Restricted Stock Unit Award Agreement (this “Award Agreement”) evidences an award of restricted stock units (“RSUs”) by First Hawaiian, Inc., a Delaware corporation (“First Hawaiian”), under the First Hawaiian, Inc. 2016 Non-Employee Director Plan (as amended, supplemented or modified, from time to time, the “Plan”). Capitalized terms used but not defined in this Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	(the “Grantee”).

Grant Date:	(the “Grant Date”).

Number of RSUs:	.

Vesting Date:

The earlier of              and a Change in Control (the “Vesting Date”). The RSUs will only vest if the Grantee is, and has been, continuously serving as a Non-Employee Director from the Grant Date through the Vesting Date, and any unvested RSUs will be forfeited upon the termination of the Grantee’s service as a Non-Employee Director.

Delivery Date:

No later than 30 days after the Vesting Date, First Hawaiian will issue to the Grantee one Share for each RSU, subject to applicable tax withholding (the date the Shares are so issued, the “Delivery Date”).

Dividends:

On the Delivery Date, First Hawaiian will pay to the Grantee a cash amount equal to the product of (x) all cash dividends or other distributions (other than cash dividends or other distributions pursuant to which the RSUs were adjusted pursuant to Section 1.6.3 of the Plan), if any, paid on a Share from the Grant Date to the Delivery Date and (y) the number of Shares delivered to the Grantee on the Delivery Date (including for this purpose any Shares which would have been delivered on the Delivery Date but for being withheld to satisfy tax withholding obligations).

All Other Terms:	As set forth in the Plan.

The Plan is incorporated herein by reference.  Except as otherwise set forth in the Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the RSUs.  In the event that any provision of the Award Agreement is inconsistent with the Plan, the terms of the Plan will control.  By accepting this Award, the Grantee agrees to be subject to the terms and conditions  of the Plan.

This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.

FIRST HAWAIIAN, INC.

By:
Name:
Title:

[NAME OF GRANTEE]